EXHIBIT 10.0
                               SUBLEASE AGREEMENT

         THIS AGREEMENT, made this ______ day of December, 1999 between Hackney & Miller, P.A., f/k/a Wheeler, Hackney & Miller, P.A., a Florida corporation, having an office at 505 PGA Blvd., Suite 505, Palm Beach Gardens, FL 33410 (hereinafter referred to as Sublessor) and iCrown Corporation, a Florida corporation, having an office at 4400 PGA Blvd., Suite 307, Palm Beach Gardens, FL 33410 (hereinafter referred to as Sublessee).

                              W I T N E S S E T H :

         WHEREAS, pursuant to Lease dated October 1, 1997 between Palm Beach Florida Hotel and Office Building Limited Partnership, a Florida limited partnership, as landlord, and Wheeler, Hackney & Miller, P.A., as tenant, a copy of which lease is attached hereto as Exhibit A (hereinafter referred to as the Lease), covering a portion of the third floor of the building known as Admiralty Tower Two (hereinafter referred to as the Leasehold); and

         WHEREAS, Sublessee desires to sublease from Sublessor and Sublessor desires to sublease unto Sublessee the portion of the Leasehold indicated in red on Exhibit B containing approximately 1100 square feet (hereinafter referred to as the Premises); and,

         NOW, THEREFORE, in consideration of the Premises and the mutual undertakings, covenants, promises, and agreements of the parties, IT IS AGREED AS FOLLOWS:

         1. Providing all of the terms and conditions contained within this Agreement are fulfilled, Sublessor shall sublease unto Sublessee and Sublessee shall accept the sublease of, the Premises from the date hereof through November 30, 2000, subject to the rents, terms, covenants, conditions, and provisions set forth in the Lease.

         2. The Commencement Date is conditioned upon the completion of all of the following conditions:

                  (a) This Agreement is executed by the Sublessor and Sublessee; and

                  (b) The Landlord has approved the Sublease, in writing.

         3. This Agreement shall automatically terminate on November 30, 2000, or such earlier date as provided herein.

         4. Sublessee represents and warrants that it has read the Lease and agrees that:

                  (a) The terms, covenants, promises, and conditions of the Lease are incorporated herein; and

                  (b) Sublessee shall comply with and be bound by all of the terms, covenants, promises, and conditions of the Lease;

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                  (c) Sublessee shall comply (without delay) with all reasonable requirements of the Landlord's consent to this Sublease.

         5. Sublessor shall duly observe and perform those obligations imposed upon the Tenant under the Lease to the extent that such obligations are not provided in this Sublease to be observed or performed by Sublessee, except with respect to any failure in such observance or performance which results from any default by Sublessee.

         6. Sublessor warrants and represents to Sublessee that on the Commencement Date:

                  (a) The Lease is valid and existing, there are no existing defaults on the part of the Landlord or the Tenant with respect thereto, and the Landlord does not hold any claim against the Tenant;

                  (b) There are and will be no contracts for services or otherwise on account of maintenance or repairs which expressly or impliedly are or will be binding upon Sublessee or upon the Premises.

         7. In consideration for this Sublease, Sublessee shall pay Sublessor an annual rental for the Premises of Twenty Four Thousand One Hundred Sixty Eight Dollars ($ 24,168.00 ) to be paid in equal monthly payments in advance on the first day of each and every month of Two Thousand Fourteen Dollars ($ 2014.00 ). Simultaneously with the execution of this Sublease, Sublessee shall pay a security deposit equal to one month's rent and the first month's rent in advance. Commencing December 1, 2000, the annual rent shall be increased or decreased by one-third of any adjustments to Sublessor's rent paid to Landlord.

         8. Any notices shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the parties at the addresses indicated on page one hereof, or such other address as such party has been advised of in writing.

         9. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the Premises, and there are no other terms, covenants, obligations, or representations, oral or written, of any kind whatsoever.

         10. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their respective heirs, executors, administrators, successors, and assigns, and may not be revoked or amended, except by instrument, in writing, subscribed by the party sought to be charged therewith.

         11. For value received and in consideration for, and as an inducement to, Sublessor's making this Sublease, Crown Holdings Corporation, a Florida corporation guarantees to Sublessor and Sublessor's successors and assigns, the full performance and observance of all the covenant's, conditions, and agreements herein provided to be performed by Sublessee, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice or demand, all of which the guarantor waives and expressly agrees that the validity of this guaranty and the obligations of the guarantor hereunder shall in nowise be terminated, affected, or impaired by reason of the assertion by Sublessor against Sublessee of any of the rights or remedies reserved to

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Sublessor under the Sublease.

         12. This Agreement shall be interpreted and governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date, month, and year first above written.

                                       AS TO SUBLESSEE:
                                       iCrown Corporation, a Florida corporation

                                       By:________________________________
                                          Donald W. Miller, President

                                       AS TO SUBLESSOR:
                                       Hackney & Miller, P.A., a Florida
                                       professional association

                                       By:________________________________
                                          Robert C. Hackney, Director

                                       AS TO GUARANTOR:
                                       Crown Capital Holdings Corp., a Florida
                                       corporation

                                        By:________________________________
                                           Donald W. Miller, Chairman

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